CENTRAL VERMONT PUBLIC SERVICE CORPORATION
OFFICERS' SUPPLEMENTAL RETIREMENT
AND
DEFERRED COMPENSATION PLAN

Amended and Restated Effective January 1, 1998



Execution Copy
December, 1998

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
OFFICERS' SUPPLEMENTAL RETIREMENT
AND
DEFERRED COMPENSATION PLAN


TABLE OF CONTENTS


    Page


PREAMBLE                              1

ARTICLE I  DEFINITIONS

1.1  "Actuarial Equivalent"           2
1.2  "Affiliated Employer"            2
1.3  "Basic Plan"                     2
1.4  "Beneficiary"                    2
1.5  "Board"                          2

1.6  "Change of Control"              3
1.7  "Change of Control Agreement"    4
1.8  "Code"                           4
1.9  "Compensation"                   4
1.10  "Effective Date"                4

1.11  "Employee"                      4
1.12  "Employer"                      4
1.13  "Participant"                   4
1.14  "Participating Employer"        5
1.15  "Pension Committee"             5

1.16  "Plan"                          5
1.17  "Plan Year"                     5
1.18  "Retirement Benefit"            5
1.19  "Spouse"                        5
1.20  "Termination Event"             6


ARTICLE II  PLAN ELIGIBILITY          8

ARTICLE III  AMOUNT OF AND ELIGIBILITY FOR BENEFIT

3.1  Retirement Benefit               9
3.2  Eligibility for Benefits         10
3.3  Death Benefits                   10
3.4  Benefits Upon a Change of Control   12


ARTICLE IV  FORM AND TIMING OF BENEFITS

4.1  Automatic Form of Payment        14
4.2  Timing of Benefits               14

ARTICLE V  VESTING                    15


ARTICLE VI  ADMINISTRATION            16


ARTICLE VII  FUNDING                  18


ARTICLE VIII  AMENDMENT AND TERMINATION    19


ARTICLE IX  GENERAL PROVISIONS

9.1  Payment to Minors and Incompetents   20
9.2  No Contract                      20
9.3  Use of Masculine and Feminine;
       Singular and Plural            20
9.4  Non-Alienation of Benefits       20
9.5  Income Tax Withholding           21

9.6  Governing Law                    21
9.7  Captions                         21
9.8  Severability                     21

APPENDIX A  MINIMUM BENEFITS FOR ACTIVE EMPLOYEES
AS OF DECEMBER 31, 1997               23


APPENDIX B  PREDECESSOR PLAN BENEFITS

BAA Deferred Compensation Plan        26
1986 Deferred Compensation Plan       27
1990 Deferred Compensation Plan       28
Pension Restoration under Deferred
Compensation Plans                    29
Officers' Supplemental Retirement Plan      30

PREAMBLE

Effective August 1, 1984, Central Vermont Public Service
Corporation (the "Employer") established a non-qualified defined benefit pension plan referred to as the Central Vermont Public
Service Corporation Officers' Supplemental Retirement Plan (the
"Plan") for the benefit of certain employees and their beneficiaries.

This document represents an amendment and restatement of the Plan in its entirety, effective January 1, 1998. This plan amendment and restatement also includes a consolidation of certain predecessor supplemental retirement and deferred compensation plans of the Employer, as documented in Appendix B attached hereto. As such, effective January 1, 1998, the Plan is renamed the Central Vermont Public Service Corporation Officers' Supplemental Retirement and Deferred Compensation Plan.

The Plan is intended to provide selected employees with the portion of the benefit which cannot accrue under the Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries because of the compensation limitations of Section 401(a)(17) of the Internal Revenue Code of 1986 (the "Code") and/or the maximum benefit limitations of Section 415 of the Code.

The Plan is intended to constitute an unfunded, non-qualified pension plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees under Section 201(2) of the Employee Retirement Security Act of 1974 (ERISA), as amended.

ARTICLE I
DEFINITIONS

The following words and phrases when used in the Plan shall have the meanings indicated in this Article I unless a different meaning is plainly required by the context:

1.1 "Actuarial Equivalent" means a benefit of equivalent value to another benefit, determined on the basis of the interest and mortality assumptions utilized for determining actuarial equivalence under the Basic Plan.

1.2 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

1.3 "Basic Plan" means the Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries, as in effect from time to time.

1.4  "Beneficiary" means the Participant's Spouse or Beneficiary
(as defined in the Basic Plan) who is eligible to receive payments under the Basic Plan upon the death of the Participant.

1.5 "Board" means the Board of Directors of Central Vermont Public Service Corporation.

1.6  "Change of Control" means (a), (b) or (c) below:

(a) The acquisition, directly or indirectly, of securities of the Employer representing 20% or more of the combined voting power of the Employer's then outstanding securities by any third person including a "Group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the Exchange Act); or

(b) A change in the membership of the Board over a period of two consecutive years in which the members of the Board at the beginning of the period cease for any reason to be at least two-thirds of the Board at the end of the period provided, however, that this section does not apply if the nomination of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

(c) The acquisition by a third person either directly or indirectly, of the right to own, control or hold with power to vote 10% or more of the outstanding voting securities of the Employer, if immediately subsequent to the acquisition of the Employer's voting securities by such third person:

(i) such third person shall be a "public utility holding company" within the meaning of the 1935 Act, whether or not exempt from registration thereunder, or
(ii) the Employer shall be in danger of losing its exemption under the 1935 Act or shall otherwise be required to register under the 1935 Act.

1.7 "Change of Control Agreement" means the agreement entered into between the Participant and the Employer which provides the Participant certain benefits in the event of a Change of Control and subsequent Termination Event.

1.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and pertinent regulations issued thereunder.
Reference to any section of the Code shall include any successor provision thereto.

1.9 "Compensation" means the annual compensation of a Participant that would otherwise be recognized under the Basic Plan for benefit accrual purposes without regard to the limit on pensionable compensation under Code Section 401(a)(17).

1.10 "Effective Date" means January 1, 1998, the effective date of the amendment and restatement of this Plan.

1.11 "Employee" means any person who is employed by the Employer or an Affiliated Employer.

1.12 "Employer" means Central Vermont Public Service Corporation or its successor or successors.

1.13 "Participant" means an individual who is a participant of the Basic Plan and who meets the eligibility requirements of Article II herein. The term Participant shall include any Employee who has retired or terminated employment and who is entitled to a benefit under this Plan.

1.14  "Participating Employer" means the Employer and any other
Affiliated Employer (or a division or branch of either) which has adopted this Plan and which has been authorized by the Board to participate in this Plan.

1.15 "Pension Committee" means the committee appointed by the Board to administer the Basic Plan.

1.16  "Plan" means the Central Vermont Public Service Corporation
Officers' Supplemental Retirement and Deferred Compensation Plan as set forth in this document and as it may be amended from time to time.

1.17 "Plan Year" means the 12-month period commencing each January 1 and ending on the immediately following December 31.

1.18  "Retirement Benefit" means either:

(a)  a lump sum payment, or

(b)  an annual pension paid in monthly installments.

1.19 "Spouse" means the individual who is the legal spouse of a Participant in accordance with the Basic Plan provisions.

1.20 "Termination Event" means any of the following within the thirty-six month period following a Change of Control:

(a) the loss by the Participant of his position by reason of discharge or demotion, or the withholding, adverse alteration or reduction of responsibility, authority, or compensation (including any compensation or benefit plan in which the Participant participates or substitute plans adopted prior to the Change of Control) to which the Executive was entitled immediately prior to a Change of Control of the Employer or to which he would normally be entitled from time to time by reason of his office;

(b) the relocation of the Employer's principal executive offices more than 25 miles away from the current offices or the Employer requiring the Participant to be based anywhere other than within 25 miles of the Employer's principal executive offices except for the required travel on the Employer's business to an extent substantially consistent with his present business travel obligations;

(c) the failure of any other company, business, corporation, partnership, individual, or group which succeeds substantially to the interest of the Employer or into which it is merged or consolidated, to expressly assume all rights, duties, privileges and obligations set forth in a valid and enforceable Change of Control Agreement between the Employer and Participant.

A Termination Event shall not include a Participant's termination in the following circumstances, as further defined in the Change of Control Agreement: (1) termination due to death, disability or retirement; or (2) termination by the Employer for cause; or (3) voluntary termination by the Participant.

ARTICLE II
PLAN ELIGIBILITY

An Employee shall become a Participant hereunder if such Employee is a participant under the Basic Plan and:

(a) such Employee's Compensation is not fully recognized under the Basic Plan because of the compensation limitations imposed by Code
Section 401(a)(17); or

(b) such employee's Basic Plan Retirement Benefit is restricted or reduced by the Code Section 415 limitations on maximum pension benefits.; or

(c) such employee is an officer of the Employer and holds one of the following job titles:

(i)  Assistant Vice President;
(ii)  Vice-President;
(iii)  Senior Vice President; or
(iv)  Chief Executive Officer

A Participant's Beneficiary or Spouse who is entitled to receive or is receiving a benefit from the Basic Plan which is limited, directly or indirectly, by the same provisions described above shall also be entitled to receive a benefit from this Plan.

ARTICLE III
AMOUNT OF AND ELIGIBILITY FOR BENEFIT

3.1  Retirement Benefit.

(a) Subject to the further provisions of this Article III, the benefit payable under this Plan to a Participant shall equal the excess, if any, of (i) over (ii) where:

(i) is the benefit which would have been paid to such Participant as a single life annuity under the Basic Plan, if the provisions of the Basic Plan were administered without regard to the benefit limitations of Code Section 415 and regulations thereunder and without regard to the compensation limits of Code Section 401(a)(17) and regulations thereunder; and

(ii) is the benefit which is payable to such Participant as a single life annuity under the Basic Plan.

If a Participant elects to retire under the early retirement provisions of the Basic Plan, his retirement benefit hereunder shall be subject to the same early retirement reduction factors as are applicable to his benefit payable under the Basic Plan.

(b) Notwithstanding the foregoing, if an individual was a Participant on December 31, 1997, under the terms of the Plan as in effect on such date, such Participant shall be entitled to a minimum benefit equal to (i) plus (ii) minus (iii) where:

(i) is the Actuarial Equivalent single life annuity of the benefits described in Appendix A;

(ii) is the benefit which would be payable to such Participant as a single life annuity under the Basic Plan if amounts paid under the Management Incentive Plan for Officers were excluded from compensation under the Basic Plan; and

(iii) is the benefit which is actually payable to such Participant as a single life annuity under the Basic Plan.

(c) If a benefit is paid in a form other than a single life annuity, the benefit described above shall be the Actuarial
Equivalent of a single life annuity form of payment.

3.2 Eligibility for Benefits. Subject to the provisions of Sections 3.4 and 4.2, a Participant is eligible to retire and receive a benefit under this Plan beginning on the date he is eligible to receive benefits under the Basic Plan.

3.3  Death Benefits.

(a) A Participant's Spouse who is entitled to a pre-retirement survivor annuity under the Basic Plan, shall also be entitled to receive a pre-retirement survivor annuity from this Plan.
The pre-retirement survivor annuity payable under this Plan to a Spouse shall equal the excess, if any, of (i) over (ii) where:

(i) is the pre-retirement survivor annuity which would have been paid to such Spouse under the Basic Plan, if the provisions of the Basic Plan were administered without regard to the benefit limitations of Code Section 415 and regulations thereunder and without regard to the compensation limits of Code Section
401(a)(17) and regulations thereunder; and

(ii) is the pre-retirement survivor annuity which is payable to such Spouse under the Basic Plan.

(b) Notwithstanding the foregoing, the minimum death benefit payable under this Section 3.3 to a Spouse or Beneficiary of an individual who was a Participant on December 31, 1997, under the terms of the Plan as in effect on such date, is equal to (i) plus
(ii) minus (iii) where:

(i) is the Actuarial Equivalent single life annuity of the benefits payable to the Participant's Spouse or Beneficiary as described in Appendix A attached hereto;

(ii)  is the benefit which would be payable to the Participant's
Spouse as a pre-retirement survivor annuity under the Basic Plan if amounts paid under the Management Incentive Plan for Officers were excluded from compensation under the Basic Plan; and

(iii) is the benefit which is actually payable to the Participant's Spouse as a pre-retirement survivor annuity under the Basic Plan.

(c) If a Participant dies at any time after Retirement Benefits have begun, no death benefit shall be payable to anyone unless the form in which the Retirement Benefit was being paid provided for a continuing payment. If the Retirement Benefit form of payment provided for a continuing payment, the death benefit shall be the amount payable under the terms of such form of payment.

(d)  In the event a Participant, whose benefit is determined under
Section 3.4 as a result of a Change of Control, dies prior to payment of such benefit, the death benefits described in paragraphs
(a) or (b) of this Section 3.3, shall be determined on the basis of the enhanced benefits described in Section 3.4(a)(i) or 3.4(a)(ii), as applicable.

3.4  Benefits Upon a Change of Control.

(a) Upon a Change of Control and subsequent Termination Event, a Participant who has executed a valid and enforceable Change of Control Agreement with the Employer, and who further satisfies the requirements described in paragraph (c) below, shall be entitled to the greater of the benefits described in paragraph (i) or (ii) below in accordance with the further provisions of this Section 3.4:

(i) The benefit described in Section 3.1(a), with such benefit being determined as if the Participant had earned three additional years of benefit accruals under the Basic Plan for purposes of 3.1(a)(i), assuming his compensation under the Basic Plan for such three year period is equal to such compensation for the Plan Year immediately preceding the Plan Year in which the Change of Control occurs. Benefits under this Section 3.4(a) shall be nonforfeitable at all times.

(ii) If the individual was a Participant of the Plan on December 31, 1997, and is age 50 or older upon the Change of Control, the benefit described in Section 3.1(b), without regard to the age and service requirements of Section III(a) of Appendix A or the early retirement reduction specified in III(b) of Appendix A. Benefits payable under this Section 3.4(b) shall be subject to an Actuarial Equivalent reduction for commencement prior to the Participant's attainment of age 60.

(b) Benefits determined under this Section 3.4, shall be payable at the later of the date the Participant attains age 55 and the date on which severance compensation benefits become payable under the Participant's Change of Control Agreement. A Participant may elect to have such benefits paid on an Actuarial Equivalent basis in one of the optional forms of payment available under the Basic Plan. Notwithstanding the foregoing, the Board may, at its discretion, instruct the Pension Committee to pay the Actuarial Equivalent single lump sum of such benefits under this Section 3.4, at such earlier date as it determines.

(c) No benefits are payable under this Section 3.4 unless the Participant agrees:

(i) to refrain from entering into competition with the Employer or from working for a competitor of the Employer within the Employer's principal retail marketing area for a period of one year following the date he gives notice of the Termination Event, and

(ii) to provide such consulting services as may be requested by the Employer for a period of one year reasonably following the date he gives notice of the Termination Event.

ARTICLE IV
FORM AND TIMING OF BENEFITS

4.1 Automatic Form of Payment. Payment of Retirement Benefits under this Plan shall be made in the same form as the benefit paid to, or on behalf of, the Participant under the Basic Plan. If a Participant, Beneficiary or Spouse elects an optional form of payment under the Basic Plan, the same form of payment shall automatically apply hereunder and the actuarial equivalent adjustment factors under the Basic Plan shall apply to the benefit payable under this Plan.

4.2 Timing of Benefits. Subject to the provisions of Section 3.4, a Participant, his Beneficiary or Spouse shall be eligible for benefits under this Plan if and when such individual begins receiving benefits under the Basic Plan. Benefits under this Plan shall commence on the same date on which the Participant or his Beneficiary or Spouse commences benefits under the Basic Plan.

In the event that a Participant commences receiving benefits under this Plan and is subsequently reemployed by the Employer or an Affiliated Employer, payment of benefits under this Plan shall be suspended and then shall resume if and when the benefits payable to the Participant under the Basic Plan are suspended and resumed. Retirement Benefits hereunder shall always be suspended and resumed when benefits under the Basic Plan are suspended and resumed.

ARTICLE V
VESTING

Subject to Article VIII and except as otherwise provided in Section
3.4 and Appendix A, a Participant has a nonforfeitable interest in Retirement Benefits under this Plan beginning at the same time and under the same conditions as applicable to his retirement benefits under the Basic Plan.

ARTICLE VI
ADMINISTRATION

6.1 This Plan shall be administered by the Employer through the Pension Committee in a manner consistent with the administration of the Basic Plan as set forth in the Basic Plan, except as specifically provided herein.

The Pension Committee shall have full discretion to interpret and administer this Plan and its decision in any matter involving the interpretation and application of this Plan shall be final and binding on all parties.

6.2 All claims for benefits under this Plan shall be made in writing to the Pension Committee. Such claims for benefits, responses by the Pension Committee, and any appeals thereof shall be made in accordance with the provisions for claims procedures, as set forth in the Basic Plan.

6.3 The members of the Pension Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Pension Committee to do.

6.4 The Pension Committee may employ counsel and other agents and may procure such clerical, accounting, actuarial, consulting and other services as it may require in carrying out the provisions of the Plan.

6.5 The Employer shall indemnify and save harmless each member of the Pension Committee against all expenses and liabilities arising out of membership on such Pension Committee, provided such indemnification would not be contrary to law or the by-laws of the Employer. No bond or other security shall be required by the Pension Committee members for the faithful performance of their duties hereunder.

6.6 Any responsibility or authority assigned to the Pension Committee under the Plan may be delegated to any other person or persons, by name or in the case of a delegation to an employee of the Employer by title or position with the Employer, provided such delegation is in writing, identifies the responsibility or authority delegated, is revocable by the Pension Committee at any time in its discretion and becomes effective only upon the written acceptance of the person or persons to whom the responsibility or authority is delegated.

6.7 The Pension Committee shall hold meetings upon such notice, at such place or places, and at such times as its members may from time to time determine. A majority of the members of the Pension Committee at the time in office shall constitute a quorum for the transaction of business. All actions taken by the Pension Committee at any meeting shall be by vote of the majority of its members present at such meeting, but the Pension Committee may act without a meeting by unanimous action of its members evidenced by a resolution signed by all such members. Subject to the terms of the Plan, the Pension Committee may from time to time adopt by-laws, rules and regulations for the administration of the Plan and the conduct and transaction of its business and affairs.

ARTICLE VII
FUNDING

The Employer may set aside assets in a trust or other funding arrangement as it, or its delegate, deems appropriate to anticipate benefit liabilities accumulating under the Plan; provided such arrangement is not considered "funded" for purposes of the Code and the Employee Retirement Income Security Act of 1974. Accordingly, the assets of any such arrangement shall be subject to the claims of the Participating Employer's creditors in the event of the Participating Employer's insolvency. No portion of any funds set apart for a Participant, Beneficiary, or Spouse pursuant to this Article shall be the property of such Participant, Beneficiary or Spouse until distribution thereof has been made to such individual. Further, the rights of a Participant, Beneficiary or Spouse shall be limited to those of a general, unsecured creditor of the Participating Employer who has a claim equal to the value of the Participant's Retirement Benefit hereunder. Benefits under this Plan will be payable from the general assets of the Participating Employer, or from such other funding vehicle established for such purpose as described above, or both. Except as may be otherwise determined by the Board in its sole discretion pursuant to this Article, neither the Participating Employer, the Pension Committee nor any other person shall have any duty to set apart or invest any funds for the purpose of providing benefits pursuant to the terms of the Plan.

ARTICLE VIII
AMENDMENT AND TERMINATION

The Employer, reserves the right to amend, modify, suspend or terminate this Plan in whole or in part at anytime by action of the Board or the Board's duly appointed delegate. No amendment or suspension of the Plan, however, shall reduce the Retirement Benefit accrued under this Plan as in effect on the date of any amendment, suspension or termination, except to the extent that the Participant agrees in writing to such reduction.

ARTICLE IX
GENERAL PROVISIONS

9.1 Payments to Minors and Incompetents. If any Participant, Spouse or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Pension Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Pension Committee may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any such payment under the Plan.

9.2 No Contract. This Plan shall not be deemed a contract of employment with any Participant, nor shall any provision hereof affect the right of the Employer or any Affiliated Employer to terminate a Participant's employment.

9.3 Use of Masculine and Feminine; Singular and Plural. Wherever used in this Plan, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

9.4 Non-Alienation of Benefits. No amount payable to, or held under the Plan for the account of, any Participant, Spouse or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any amount payable to, or held under the Plan for the account of, any Participant be in any manner liable for such Participant's debts, contracts, liabilities, engagements, or torts, or be subject to any legal process to levy upon or attach.

9.5 Income Tax Withholding. The Participating Employer may withhold from any payments hereunder such amount as it may be required to withhold under applicable Federal, state, or other law, and transmit such withheld amounts to the appropriate taxing authority.

9.6 Governing Law. The provisions of the Plan shall be interpreted, construed, and administered in accordance with the Code, the Employee Retirement Income Security Act of 1974, and the laws of the State of Vermont, to the extent each such law is applicable.

9.7 Captions. The captions contained in the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of the Plan nor in any way affect the construction of any provision of the Plan.

9.8 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by its duly authorized officer as of the 15th day of December, 1998.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By:  /s/  Robert H. Young
Robert H. Young

Attest:

By:  /s/  Carole L. Root
Carole L. Root

(Corporate Seal)

                          APPENDIX A
                          ----------

MINIMUM BENEFITS FOR ACTIVE EMPLOYEES AS OF DECEMBER 31, 1997
-------------------------------------------------------------

I.  Schedule of Minimum Benefits for Active Employees as of
December 31, 1997:

Name                     Percentage of Earnings at Retirement*
----                     -------------------------------------

Douglas Barba                 33%
Jonathan Booraem              33%
Frank Boyle                   33%
Kent Brown                    33%
William Deehan                33%
Thomas Hurcomb                33%
Joseph Kraus                  33%
James Pennington              33%
Douglas Sinclair              33%
Robert Young                  44%

* Earnings is defined as base salary paid during the Participant's final year of employment, without regard to the compensation limitations of Code Section 401(a)(17) and regulations thereunder.

II. A Participant shall be entitled to the minimum benefit under this Appendix A upon his retirement from active employment with the Employer or Affiliated Employer on or after attainment of age 65.


III. (a) A Participant may retire from active employment with the Employer or Affiliated at any time between his attainment of age 55 and 65, provided he has completed at least 10 years of service, as defined under the terms of the Basic Plan for vesting purposes.

  (b) A Participant who has satisfied the requirements for early retirement set forth in paragraph III(a), shall be entitled to commence receipt of his benefit as of any date on or after his attainment of age 60. The Participant's retirement benefit shall be subject to a reduction of 5/12 of 1% for each full month by which payment of his benefit precedes his 65th birthday.

IV. In the event that a Participant terminates employment or dies prior to becoming eligible for retirement, as set forth in II or III(a) above, no benefits shall be payable under this Appendix A.

V. In the event that a Participant dies on or after becoming eligible for retirement as set forth in II or III(a) above, the benefit under this Appendix A shall be payable to the Participant's designated Beneficiary. In addition, the Participant's Beneficiary shall be entitled to a death benefit of $166,667, payable in a single lump sum.

VI. Benefits under this Appendix A shall be payable on a monthly basis, in the form of a 180-month guaranteed annuity. If the Participant dies before payment of the guaranteed 180 monthly installments, payment of any remaining installments shall be made to his designated Beneficiary. If the designated Beneficiary dies before the guaranteed total of 180 monthly payments are made, any remaining payments shall be paid to the Beneficiary's estate.

                          APPENDIX B
                   PREDECESSOR PLAN BENEFITS
                   -------------------------


The following tables identify benefits of certain retired officers that were earned under predecessor supplemental retirement and deferred compensation plans of the Employer prior to December 1, 1998.

                 Baa Deferred Compensation Plan
                 ------------------------------

                                         Payment Period (1)
Name             Monthly Benefit (2)       First     Final
----             ---------------           -----     -----

Jonathan Booraem   $                       12/1/98   11/1/03
Darrow McLeod      $                       1/1/90    12/1/04



(1) Benefits are payable monthly installments in the form of a certain annuity.
(2) Benefits shown as of 12/1/98. Benefits will be increased each month to reflect interest earned on the remaining deferred compensation balance based on Moody Baa bond yields.

Appendix B
(Cont'd)

               1986 Deferred Compensation Plan
               -------------------------------

                                          Payment Period (1)
Name             Annual Benefit (2)        First     Final
----             ---------------           -----     -----

Jonathan Booraem   $                       12/1/98   11/1/03
Edwin Calcagni
 (beneficiary)     $                       3/1/90    2/1/05
Clifford Giffin    $                       1/1/91    12/1/05
James Griffin      $                       10/1/86   9/1/01
Thomas Hurcomb     $                       3/1/98    2/1/13
Olga Laird         $                       3/1/88    2/1/03
Darrow McLeod      $                       1/1/90    12/1/04
Donald Rushford    $                       1/1/94    12/1/08
Thomas Webb        $                       1/1/96    12/1/10


(1) Benefits are payable in monthly installments in the form of a 15-year certain annuity.

Appendix B
(Cont'd)

                  1990 Deferred Compensation Plan
                  -------------------------------

                                          Payment Period (1)
Name             Annual Benefit (2)        First     Final
----             ---------------           -----     -----

Jacquel-Anne Chouinard  $                  9/1/04    8/1/19
Thomas Hurcomb          $                  3/1/98    2/1/13
Donald Rushford         $                  1/1/94    12/1/08


(1) Benefits are payable in monthly installments in the form of a 15-year certain annuity.

Appendix B
(Cont'd)

       Pension Restoration under Deferred Compensation Plans
       -----------------------------------------------------


                                       Date of
                                        First     Form of
Name                Annual Benefit     Payment   Payment (1)

Edwin Calcagni (2)   $                 3/1/90    Life annuity
Clifford Giffin      $                 1/1/91    Contingent
                                                 annuity (50%)
James Griffin        $                 10/1/86   Life annuity
Thomas Hurcomb       $                 3/1/98    Contingent
                                                 annuity (100%)
Olga Laird           $                 3/1/88    Life annuity
Darrow McLeod        $                 1/1/90    Contingent
                                                 annuity (100%)
Donald Rushford      $                 1/1/94    Contingent
                                                 annuity (50%)


(1)  Benefits are payable monthly installments.
(2) Mr. Calcagni died in 1995. The remaining benefit is payable to his spouse for the remainder of her life.

Appendix B
(Cont'd)

               Officer's Supplemental Retirement Plan
               --------------------------------------


                                            Payment Period (2)
Name                Annual Benefit (1)       First    Final
----                ------------------      -------------------

Jonathan Booraem          $                  2/1/98   11/1/13
Edwin Calcagni            $                  3/1/90   2/1/05
Jacquel-Anne Chouinard    $ (3)              9/1/04   8/1/19
Clifford Giffin           $                  1/1/91   12/1/05
James Griffin             $ (4)              10/1/86  9/1/01
Thomas Hurcomb            $                  3/1/98   2/1/13
Olga Laird                $                  3/1/88   2/1/03
Darrow McLeod             $                  1/1/90   12/1/04
Beverly Merritt           $                  7/1/93   6/1/08
Donald Rushford           $                  1/1/94   12/1/08
Warren Stevens            $                  9/1/85   8/1/00
Thomas Webb               $                  1/1/96   12/1/10


(1) In addition, upon the death of the Participant, the Participant's Beneficiary shall be entitled to a death benefit of $100,000, payable in a single sum.

(2) Except as noted for Mr. Griffin, benefits are payable in monthly installments in the form of a 15-year certain annuity.

(3) This is the deferred benefit available at age 65. Reduced benefits are available as early as age 60. The applicable reduction is 5/12 of 1% for each full month by which payment of the benefit precedes age 65.

(4) $34,755 is payable as a life annuity; the remainder is payable as a 15-year certain annuity.